Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS FOURTH QUARTER AND FULL-YEAR 2019 RESULTS

•	4Q19 Net Income Attributable to GEO of $0.32 per diluted share

•	4Q19 Adjusted Net Income of $0.38 per diluted share

•	4Q19 AFFO of $0.66 per diluted share

•	Initial FY20 guidance for Net Income Attributable to GEO of $1.27-$1.37 per diluted share and Adjusted Net Income of $1.37 to $1.47 per diluted share

•	Initial FY20 AFFO guidance of $2.57-$2.67 per diluted share

•	FY20 guidance reflects increase of approximately $4 million in GEO’s annual expense commitment for GEO Continuum of Care rehabilitation and post release programs

•	FY20 guidance assumes no contribution from California facilities transitioning from California state corrections contracts to new ICE contracts during 2020

Boca Raton, Fla. – February 12, 2020 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of evidence-based offender rehabilitation and community reentry services around the globe, reported today its financial results for the fourth quarter and full-year 2019.

Fourth Quarter 2019 Highlights

•	Net Income Attributable to GEO of $38.1 million or $0.32 per diluted share

•	Adjusted Net Income of $0.38 per diluted share

•	Net Operating Income of $151.5 million

•	Normalized FFO of $0.53 per diluted share

•	AFFO of $0.66 per diluted share

GEO reported fourth quarter 2019 net income attributable to GEO of $38.1 million, or $0.32 per diluted share, compared to $33.4 million, or $0.28 per diluted share, for the fourth quarter 2018. GEO reported total revenues for the fourth quarter 2019 of $621.7 million up from $599.4 million for the fourth quarter 2018. Fourth quarter 2019 results reflect a $0.4 million gain on the extinguishment of debt, pre-tax, $2.2 million in start-up expenses, pre-tax, $2.0 million in legal related expenses, pre-tax, and $4.6 million in close-out expenses, pre-tax. Excluding these items, GEO reported fourth quarter 2019 Adjusted Net Income of $46.0 million, or $0.38 per diluted share.

GEO reported fourth quarter 2019 Normalized Funds From Operations (“Normalized FFO”) of $63.6 million, or $0.53 per diluted share, compared to $61.1 million, or $0.51 per diluted share, for the fourth quarter 2018. GEO reported fourth quarter 2019 Adjusted Funds From Operations (“AFFO”) of $79.1 million, or $0.66 per diluted share, compared to $78.0 million, or $0.65 per diluted share, for the fourth quarter 2018.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are pleased with our quarterly financial and operational performance. During the fourth quarter of 2019, we completed the ramp-up of 3,600 previously idle beds and entered into several new contracts at the federal level, which are expected to drive future earnings and cash flow growth. We are proud of the continued success of our GEO Continuum of Care enhanced rehabilitation and post-release program and have increased our annual expenditure commitment from $10 million to approximately $14 million to support the expansion of the program during 2020. We remain focused on the effective allocation of capital to continue to enhance shareholder value, and we believe that our current dividend payment is supported by stable and predictable cash flows.”

Full-Year 2019 Highlights

•	Net Income Attributable to GEO of $166.6 million or $1.40 per diluted share

•	Adjusted Net Income of $1.60 per diluted share

•	Net Operating Income of $654.7 million

•	Normalized FFO of $2.19 per diluted share

•	AFFO of $2.75 per diluted share

For the full-year 2019, GEO reported net income attributable to GEO of $166.6 million, or $1.40 per diluted share, compared to $145.1 million, or $1.20 per diluted share, for the full-year 2018. GEO reported total revenues for the full-year 2019 of $2.48 billion up from $2.33 billion for the full-year 2018. Results for the full-year 2019 reflect $10.9 million in start-up expenses, pre-tax, $2.0 million in legal related expenses, pre-tax, $4.6 million in close-out expenses, pre-tax, a $4.8 million loss on the extinguishment of debt, pre-tax, and a $2.7 million loss on real estate assets, pre-tax. Excluding these items, GEO reported Adjusted Net Income of $190.5 million, or $1.60 per diluted share, for the full-year 2019.

GEO reported Normalized FFO for the full-year 2019 of $260.7 million, or $2.19 per diluted share, compared to $234.3 million, or $1.94 per diluted share, for the full-year 2018. GEO reported AFFO for the full-year 2019 of $328.4 million, or $2.75 per diluted share, compared to $297.8 million, or $2.47 per diluted share, for the full-year 2018.

GEO Continuum of Care Highlights

To strengthen its commitment to be a leading provider of enhanced in-custody rehabilitation and post-release services, GEO announced today that it has increased its annual expenditure commitment to expand the delivery of its GEO Continuum of Care programs from approximately $10 million to approximately $14 million in 2020. The GEO Continuum of Care integrates enhanced in-custody rehabilitation programming, including cognitive behavioral treatment, with post-release support services.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

During 2019, GEO Continuum of Care programs achieved several important milestones:

•	Completed more than 6.8 million hours of rehabilitation programming

•	Averaged more than 13,000 daily participants in academic programs

•	Awarded 2,882 GEDs and high school equivalency degrees

•	Averaged more than 33,000 daily participants in vocational training programs

•	Awarded 9,413 vocational training certifications

•	Averaged more than 18,000 daily participants in substance abuse treatment programs

•	Awarded 8,767 substance abuse treatment program completions

2020 Financial Guidance

GEO issued its initial financial guidance for the full-year and first quarter 2020. GEO expects full-year 2020 total revenue to be approximately $2.48 billion. GEO expects full-year 2020 Net Income Attributable to GEO to be in a range of $1.27 to $1.37 per diluted share and Adjusted Net Income to be in a range of $1.37 to $1.47 per diluted share. GEO expects full-year 2020 AFFO to be in a range of $2.57 to $2.67 per diluted share.

GEO’s full-year 2020 guidance assumes no contribution from GEO’s 700-bed Central Valley, 750-bed Desert View, and 700-bed Golden State facilities in California, which will be transitioning during 2020 from California state corrections contracts to the previously announced new 15-year contracts, inclusive of option periods, which GEO entered into with U.S. Immigration and Customs Enforcement (“ICE”) on December 20, 2019.

As GEO previously announced, the State of California completed the ramp-down of the Central Valley facility at the end of September 2019, and the Desert View and Golden State facilities are in the process of ramping down during the first half of 2020. The discontinuation of the California corrections contracts for the three company-owned facilities represents an annualized revenue loss of approximately $47 million.

While GEO expects that the three facilities will transition as facility annexes under the new ICE contracts during the second half of 2020, GEO has not assumed any contribution from these facilities in its initial financial guidance.

GEO’s full-year 2020 guidance also reflects an increase of approximately $4 million in its annual expenditure commitment for the GEO Continuum of Care, which will allow for the expansion of the program to all state correctional facilities managed by GEO.

For the first quarter 2020, GEO expects total revenues to be in a range of $610 million to $615 million. GEO expects first quarter 2020 Net Income Attributable to GEO to be in a range of $0.16 to $0.18 per diluted share and Adjusted Net Income to be in range of $0.21 to $0.23 per diluted share. GEO expects first quarter 2020 AFFO to be in a range of $0.52 to $0.54 per diluted share.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

In addition to the items impacting full-year 2020 guidance, compared to fourth quarter 2019 results, first quarter 2020 guidance reflects approximately $0.03 per diluted share in additional employment tax expense as a result of the seasonality in unemployment taxes, which are front-loaded in the first quarter of the year.

Debt Repurchases and Borrowing Capacity

During the fourth quarter of 2019, GEO repurchased approximately $22 million of senior unsecured notes due 2022, bringing the total debt repurchases during 2019 to $56 million at year-end. GEO has approximately $340 million in available borrowing capacity under its $900 million revolving credit facility, which matures in May 2024.

Quarterly Dividend

On February 3, 2020, GEO’s Board of Directors declared a quarterly cash dividend of $0.48 per share. The quarterly cash dividend will be paid on February 21, 2020 to shareholders of record as of the close of business on February 14, 2020. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, Net Income to EBITDAre (EBITDA for real estate) and Adjusted EBITDAre (Adjusted EBITDA for real estate), and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO, along with supplemental financial and operational information on GEO’s business and other important operating metrics, and in this press release, Net Income Attributable to GEO to Adjusted Net Income. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure—Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s fourth quarter and full-year 2019 financial results as well as its outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Events and Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until February 26, 2020 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10139081.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

About The GEO Group

The GEO Group (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO is a leading provider of enhanced in-custody rehabilitation, post-release support, electronic monitoring, and community-based programs. GEO’s worldwide operations include the ownership and/or management of 129 facilities totaling approximately 95,000 beds, including projects under development, with a growing workforce of approximately 23,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDAre, Adjusted EBITDAre, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDAre, Net Operating Income, FFO, Normalized FFO, and AFFO. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2020, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax provision, interest expense, net of interest income, gain/loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, gain/loss on real estate assets, pre-tax, and start-up expenses, pre-tax.

EBITDAre (EBITDA for real estate) is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, depreciation and amortization, and gain/loss on real estate assets, pre-tax. Adjusted EBITDAre (Adjusted EBITDA for real estate) is defined as EBITDAre adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented start-up expenses, pre-tax, legal related expenses, pre-tax, escrow releases, pre-tax, and close-out expenses, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDAre and Adjusted EBITDAre are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDAre and Adjusted EBITDAre provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income attributable to GEO.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

The adjustments we make to derive the non-GAAP measures of EBITDAre and Adjusted EBITDAre exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDAre and Adjusted EBITDAre provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented net Tax Cuts and Jobs Act (“TCJA”) impact, gain/loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, legal related expenses, pre-tax, escrow releases, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to FFO.

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented net TCJA impact, gain/loss on real estate assets, pre-tax, gain/loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, legal related expenses, pre-tax, escrow releases, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to Net Income Attributable to GEO.

Because of the unique design, structure and use of our correctional facilities, processing centers, and reentry centers, we believe that assessing the performance of our correctional facilities, processing centers, and reentry centers without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from Net Income Attributable to GEO.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the full year and first quarter of 2020, the assumptions underlying such guidance, the continued expansion and success of our GEO Continuum of Care, and statements regarding growth opportunities and allocation of capital to enhance long-term value for our shareholders. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2020 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) GEO’s ability to obtain future financing on acceptable terms; (5) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (6) the impact from debt repurchases and GEO’s ability to repurchase additional debt; (7) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (8) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (9) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (10) GEO’s ability to sustain company-wide occupancy rates at its facilities; (11) the impact of any future regulations or guidance on the Tax Cuts and Jobs Act; (12) GEO’s ability to remain qualified as a REIT; (13) the incurrence of REIT related expenses; and (14) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Fourth quarter and full-year 2019 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	December 31, 2019	December 31, 2018
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$32,463	$31,255
Restricted cash and cash equivalents	32,418	51,678
Accounts receivable, less allowance for doubtful accounts	430,982	445,526
Contract receivable, current portion	11,199	15,535
Prepaid expenses and other current assets	40,716	57,768

Total current assets	$547,778	$601,762
Restricted Cash and Investments	30,923	22,431
Property and Equipment, Net	2,144,722	2,158,610
Contract Receivable	360,647	368,178
Operating Lease Right-of-Use Assets, Net	121,527	—
Assets Held for Sale	6,059	2,634
Deferred Income Tax Assets	36,278	29,924
Intangible Assets, Net (including goodwill)	986,426	1,008,719
Other Non-Current Assets	83,174	65,860

Total Assets	$4,317,534	$4,258,118

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$99,232	$93,032
Accrued payroll and related taxes	54,672	76,009
Accrued expenses and other current liabilities	191,608	204,170
Operating lease liabilities, current portion	26,208	—
Current portion of finance lease obligations, long-term debt, and non-recourse debt	24,208	332,027

Total current liabilities	$395,928	$705,238
Deferred Income Tax Liabilities	19,254	13,681
Other Non-Current Liabilities	88,526	82,481
Operating Lease Liabilities	97,291	—
Finance Lease Liabilities	2,954	4,570
Long-Term Debt	2,408,297	2,397,227
Non-Recourse Debt	309,236	15,017
Total Shareholders’ Equity	996,048	1,039,904

Total Liabilities and Shareholders’ Equity	$4,317,534	$4,258,118

*	all figures in ‘000s

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q4 2019	Q4 2018	FY 2019	FY 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$621,710	$599,430	$2,477,922	$2,331,386
Operating expenses	478,080	456,460	1,860,758	1,755,772
Depreciation and amortization	33,585	31,898	130,825	126,434
General and administrative expenses	43,743	47,588	185,926	184,515

Operating income	66,302	63,484	300,413	264,665
Interest income	5,807	8,560	28,934	34,755
Interest expense	(35,167)	(39,324)	(151,024)	(149,529)
Gain/(Loss) on extinguishment of debt, pre-tax	352	—	(4,795)	(574)

Income before income taxes and equity in earnings of affiliates	37,294	32,720	173,528	149,317
Provision for income taxes	2,139	1,924	16,648	14,117
Equity in earnings of affiliates, net of income tax provision	2,887	2,557	9,532	9,627

Net income	38,042	33,353	166,412	144,827
Less: Net loss attributable to noncontrolling interests	10	39	191	262

Net income attributable to The GEO Group, Inc.	$38,052	$33,392	$166,603	$145,089

Weighted Average Common Shares Outstanding:
Basic	119,231	119,273	119,097	120,241
Diluted	119,621	119,861	119,311	120,747
Net income per Common Share Attributable to The GEO Group, Inc. :
Basic:
Net income per share — basic	$0.32	$0.28	$1.40	$1.21

Diluted:
Net income per share — diluted	$0.32	$0.28	$1.40	$1.20

Regular Dividends Declared per Common Share	$0.48	$0.47	$1.92	$1.88

*	all figures in ‘000s, except per share data

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q4 2019	Q4 2018	FY 2019	FY 2018
Net Income attributable to GEO	$38,052	$33,392	$166,603	$145,089
Add (Subtract):
Net Tax Cuts and Jobs Act Impact	—	—	—	304
(Gain)/Loss on extinguishment of debt, pre-tax	(353)	—	4,795	574
Start-up expenses, pre-tax	2,154	2,473	10,872	6,299
Legal related expenses, pre-tax	2,000	2,647	2,000	7,147
Escrow releases, pre-tax	—	—	—	(2,273)
Close-out expenses, pre-tax	4,595	4,245	4,595	4,245
(Gain)/Loss on real estate assets, pre-tax	—	1,646	2,693	4,347
Tax effect of adjustments to Net Income attributable to GEO	(433)	(1,392)	(1,083)	(2,031)

Adjusted Net Income	$46,015	$43,011	$190,475	$163,701

Weighted average common shares outstanding - Diluted	119,621	119,861	119,311	120,747
Adjusted Net Income Per Diluted Share	$0.38	$0.36	$1.60	$1.36

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO*

(Unaudited)

	Q4 2019	Q4 2018	FY 2019	FY 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$38,052	$33,392	$166,603	$145,089
Add (Subtract):
Real Estate Related Depreciation and Amortization	18,221	18,061	72,191	70,592
(Gain)/Loss on real estate assets	—	1,646	2,693	4,347

Equals: NAREIT defined FFO	$56,273	$53,099	$241,487	$220,028

Add (Subtract):
Net Tax Cuts and Jobs Act Impact	—	—	—	304
(Gain)/Loss on extinguishment of debt, pre-tax	(353)	—	4,795	574
Start-up expenses, pre-tax	1,492	2,473	8,959	6,299
Legal related expenses, pre-tax	2,000	2,647	2,000	7,147
Escrow releases, pre-tax	—	—	—	(2,273)
Close-out expenses, pre-tax	4,578	4,245	4,578	4,245
Tax Effect of adjustments to Funds From Operations **	(427)	(1,392)	(1,078)	(2,031)

Equals: FFO, normalized	$63,563	$61,072	$260,741	$234,293

Add (Subtract):
Non-Real Estate Related Depreciation & Amortization	15,364	13,837	58,634	55,842
Consolidated Maintenance Capital Expenditures	(7,006)	(5,077)	(21,899)	(22,638)
Stock Based Compensation Expenses	5,425	5,699	22,344	22,050
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	1,748	2,422	8,609	8,282

Equals: AFFO	$79,094	$77,953	$328,429	$297,829

Weighted average common shares outstanding - Diluted	119,621	119,861	119,311	120,747
FFO/AFFO per Share - Diluted
Normalized FFO Per Diluted Share	$0.53	$0.51	$2.19	$1.94
AFFO Per Diluted Share	$0.66	$0.65	$2.75	$2.47
Regular Common Stock Dividends per common share	$0.48	$0.47	$1.92	$1.88

*	all figures in ‘000s, except per share data
**	tax adjustments related to (Gain)/Loss on real estate assets, (Gain)/Loss on extinguishment of debt, Start-up expenses, Legal related expenses, Escrow releases and Close-out expenses

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Net Operating Income, EBITDAre and Adjusted EBITDAre*

(Unaudited)

	Q4 2019	Q4 2018	FY 2019	FY 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$38,052	$33,392	$166,603	$145,089
Less
Net loss attributable to noncontrolling interests	10	39	191	262

Net Income	$38,042	$33,353	$166,412	$144,827
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(2,887)	(2,557)	(9,532)	(9,627)
Income tax provision	2,139	1,924	16,648	14,117
Interest expense, net of interest income	29,361	30,763	122,090	114,774
(Gain)/Loss on extinguishment of debt	(353)	—	4,795	574
Depreciation and amortization	33,585	31,898	130,825	126,434
General and administrative expenses	43,743	47,588	185,926	184,515

Net Operating Income, net of operating lease obligations	$143,630	$142,969	$617,164	$575,614

Add:
Operating lease expense, real estate	6,340	8,485	25,854	32,290
(Gain)/Loss on real estate assets, pre-tax	—	1,646	2,693	4,347
Start-up expenses, pre-tax	1,492	2,213	8,959	6,039

Net Operating Income (NOI)	$151,462	$155,313	$654,670	$618,290

	Q4 2019	Q4 2018	FY 2019	FY 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$38,042	$33,353	$166,412	$144,827
Add (Subtract):
Income tax provision **	2,737	2,176	18,417	15,005
Interest expense, net of interest income ***	29,008	30,763	126,885	115,348
Depreciation and amortization	33,585	31,898	130,825	126,434
(Gain)/Loss on real estate assets, pre-tax	—	1,646	2,693	4,347

EBITDAre	$103,372	$99,836	$445,232	$405,961

Add (Subtract):
Net loss attributable to noncontrolling interests	10	39	191	262
Stock based compensation expenses, pre-tax	5,425	5,699	22,344	22,049
Start-up expenses, pre-tax	1,492	2,473	8,959	6,299
Legal related expenses, pre-tax	2,000	2,647	2,000	7,147
Escrow Releases, pre-tax	—	—	—	(2,273)
Close-out expenses, pre-tax	4,578	4,245	4,578	4,245

Adjusted EBITDAre	$116,877	$114,939	$483,304	$443,690

*	all figures in ‘000s
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt

— More –

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

2020 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2020
Net Income Attributable to GEO	$152,500	to	$164,500
Real Estate Related Depreciation and Amortization	76,000		76,000

Funds from Operations (FFO)	$228,500	to	$240,500

Start-Up and Close-Out Expenses	11,500		11,500

Normalized Funds from Operations	$240,000	to	$252,000

Non-Real Estate Related Depreciation and Amortization	65,000		65,000
Consolidated Maintenance Capex	(24,000)		(24,000)
Non-Cash Stock Based Compensation	21,500		21,500
Non-Cash Interest Expense	6,000		6,000

Adjusted Funds From Operations (AFFO)	$308,500	to	$320,500

Net Interest Expense	113,000		113,000
Non-Cash Interest Expense	(6,000)		(6,000)
Consolidated Maintenance Capex	24,000		24,000
Income Taxes
(including income tax provision on equity in earnings of affiliates)	21,000		21,000

Adjusted EBITDAre	$460,500	to	$472,500

G&A Expenses	196,500		196,500
Non-Cash Stock Based Compensation	(21,500)		(21,500)
Equity in Earnings of Affiliates	(7,000)		(7,000)
Real Estate Related Operating Lease Expense	18,000		18,000

Net Operating Income	$646,500	to	$658,500

Adjusted Net Income Per Diluted Share	$1.37	to	$1.47
AFFO Per Diluted Share	$2.57	to	$2.67
Weighted Average Common Shares Outstanding-Diluted	120,000	to	120,000

- End -

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations